UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2010

Commission file number 1-32169

ATLAS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0404430
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1550 Coraopolis Heights Road, Moon Township, Pennsylvania 15108

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 262-2830

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 9, 2010, Atlas Energy, Inc. (“Atlas”) announced that it had entered into definitive agreements to be acquired by Chevron Corporation and to effect certain other transactions.

A copy of the press release announcing these matters is attached as Exhibit 99.1 hereto and is incorporated herein by reference.  Atlas will shortly file with the U.S. Securities and Exchange Commission ("SEC") an additional Current Report on Form 8-K containing the definitive agreements relating to these transactions, and also intends to file with the SEC a proxy statement in connection with the proposed merger of Atlas and Chevron Corporation.  Investors and security holders are urged to carefully read these documents and any other relevant documents filed with the SEC or incorporated by reference in such filings, as well as any amendments or supplements to those documents, which will contain important information about Atlas and the proposed transactions.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of Atlas Energy, Inc., dated November 9, 2010.
99.2	Email to employees from Edward Cohen, dated November 9, 2010.
99.3	Email to employees from Richard Weber, dated November 9, 2010.
99.4	Email to employees from Robin Harris, dated November 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLAS ENERGY, INC.

Date: November 9, 2010	By:	/s/ Jonathan Z. Cohen
	Name:	Jonathan Z. Cohen
	Title:	Vice Chairman

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Atlas Energy, Inc., dated November 9, 2010.
99.2	Email to employees from Edward Cohen, dated November 9, 2010.
99.3	Email to employees from Richard Weber, dated November 9, 2010.
99.4	Email to employees from Robin Harris, dated November 9, 2010.